EXHIBIT 99.(a)(9)


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                     [Third Federal Savings Bank Letterhead]

                          IMMEDIATE ATTENTION REQUIRED

                                                              September 26, 1997


                    RE: DIRECTION CONCERNING TENDER OF SHARES


DEAR ESOP PARTICIPANT:

         Enclosed are materials that require your immediate attention. They describe matters directly affecting your participant account in the Third Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"). Read all the materials carefully. You will need to complete the enclosed Direction Form and return it in the postage paid envelope provided. THE DEADLINE FOR RECEIPT OF YOUR COMPLETED DIRECTION FORM IS 5:00 P.M., EASTERN TIME, FRIDAY, OCTOBER 24, 1997 (UNLESS EXTENDED). YOU SHOULD COMPLETE THE FORM AND RETURN IT EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TRANSACTION DESCRIBED IN THE MATERIALS.

         The remainder of this letter summarizes the transaction and your rights and alternatives under the ESOP, but you also should review the more detailed explanation provided in the other materials.

BACKGROUND

         TF Financial Corporation (the "Company"), the parent corporation of Third Federal Savings Bank, has made a tender offer (the "Offer') to purchase up to 900,000 shares of its common stock, including the associated Preferred Share Purchase Rights (the "Rights"). The objectives of the purchase, and financial and other information relating to the Offer, are described in detail in the enclosed Offer to Purchase, which is being provided to all shareholders of the Company.

         As a participant in the ESOP, you are directly affected, because the Company's Offer to Purchase extends to the approximately 408,283 shares of the Company's stock currently held by the ESOP. Only the Trustee of the ESOP can tender the shares of common stock held by the ESOP. However, as an ESOP participant, you may direct the Trustee whether or not to tender the shares that are allocated to your ESOP Account. If you elect to have the Trustee tender these shares, you also are entitled to specify the price or prices at which they should be tendered.

         To assure the confidentiality of your decision, the Company has retained American Securities Transfer & Trust, Inc. to tabulate the directions of ESOP participants. You will note from the enclosed envelope that your Direction Form is to be returned to American Securities Transfer & Trust, Inc. The Trustee will decide whether to tender or hold shares of the ESOP


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that  currently  have not been allocated to  participants'  ESOP  Accounts.  The
Trustee will also decide the disposition of shares that are allocated to Accounts of participants who fail to return timely or properly complete the Direction Form. The Trustee will determine whether the implementation of any participant directions or adherence to any ESOP provisions would be contrary to its fiduciary duties in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As the fiduciary to the ESOP, the Trustee will make the final determination as to whether participants' directions will be followed taking into account the ESOP's purpose and the interest of all participants. Although it is not anticipated that any participant direction will violate ERISA, such that the direction would have to be reversed or disregarded, the United States Department of Labor requires that the Trustee, as the fiduciary for ESOP participants, retain this discretion.

HOW THE OFFER WORKS

         The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the Offer will work as follows with respect to ESOP participants.

         - The Company has offered to purchase up to 900,000 shares of its common stock at a price between $26.00 and $22.50 per share.

         - If you want any of the shares that are allocated to your ESOP Account sold, you need to direct that they be offered (or "tendered") for sale.

         - You also need to specify the price at which you want the shares tendered. That price must be between the two limits above.

         - After the deadline for the tender of shares by all shareholders, including the ESOP, American Securities Transfer & Trust, Inc. will tabulate all directions, and the Company will determine the price, between the two limits, that it will pay for shares validly tendered pursuant to the Offer (the "Purchase Price").

         - All shares validly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions.

         - If you tender any shares at a price in excess of the Purchase Price as finally determined, those shares will not be purchased by the Company, and they will remain allocated to your ESOP Account.

         This form of transaction is commonly called a "Dutch Auction" and requires some strategy on your part. For example, if you determine that it is advisable that your ESOP plan assets be sold at this time, you may want to tender your shares at a price at or near the lower limit. If you are not sure whether or not you want to participate, but would be willing to sell

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at a price above the lower limit,  then you may want to specify a higher  price, not to exceed the upper limit. If you do not want to sell shares allocated to your ESOP Account at this time under any circumstances, an option is provided for you to direct that shares allocated to your ESOP Account be held.

         The Trustee may override any direction that it determines is contrary to its fiduciary duties under ERISA, as previously described. In particular, the Company will be prohibited from purchasing shares from the ESOP if the Purchase Price, as finally determined, is less than the fair market price of the shares on the date the shares are accepted for purchase. Finally, the Company will prorate the number of shares purchased from shareholders if there is an excess of shares tendered over the exact number desired at the Purchase Price as ultimately determined.

PROCEDURE FOR DIRECTING TRUSTEE

         A Direction Form for making your direction is enclosed. You must complete this form and return it in the included envelope in time to be received no later than 5:00 p.m., Eastern time, on Friday, October 24, 1997 (unless the Offer is extended or amended). If your form is not received by this deadline, or if it is not fully and properly completed, the shares in your ESOP Account will be tendered or held as decided by the Trustee.

         To properly complete your Direction Form, you must do the following:

         (1) On the face of the form, check Box 1 or 2. CHECK ONLY ONE BOX. Make your decision which box to check as follows:

         - CHECK BOX 1 if you do not want the shares presently allocated to your ESOP Account tendered for sale at any price and simply want the Trustee to continue holding such shares allocated to your Account.

         - CHECK BOX 2 in all other cases and complete lines A to E of the table immediately below Box 2. (You should not complete the table if you checked Box 1). Use lines A, B and C to specify the number of shares that you want to tender at each price indicated. Typically, you would elect to have all of your shares tendered at a single price; however, the form gives you the option of splitting your shares among several prices. You must state the number of shares to be sold at each indicated price by filling in the number of shares in the box immediately below the price.

             After you have specified your tender price or prices, you should total the number of shares in each row A, B and C and insert the total of each line in the box provided at the end of that line. Specify the number of shares, if any, that you do not want tendered, but wish the Trustee to hold, in the single box on line D.

             Finally, total the shares in the end boxes of rows A to D and insert the total in the box on line E. The total in this box must equal the number of shares allocated to

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             your ESOP Account as shown on the address label on the reverse side of the Direction Form.

       (2) Turn the Direction Form over, and date and sign it in the spaces provided.

       (3) Return the Direction Form in the included postage prepaid envelope no later than 5:00 p.m., Eastern time, on Friday, October 24, 1997 (unless this deadline is extended). Be sure to return the form even if you decide not to have the Trustee tender any shares.

        Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., Eastern time, on Friday, October 24, 1997 (unless the Offer is extended or amended). To be effective, a notice of withdrawal of your direction must be in writing and must be received by American Securities Transfer & Trust, Inc. at the following address:

             American Securities Transfer & Trust, Inc.
             P.O. Box 1596
             Denver, Colorado  80201-9975

             Facsimile Transmission (303) 234-5340

Your notice of withdrawal must include your name, address, Social Security number, and the number of shares allocated to your ESOP Account. Upon receipt of your notice of withdrawal by American Securities Transfer & Trust, Inc., your previous direction will be deemed canceled. You may direct the re-tendering of any shares in your Account by repeating the previous instructions for directing the tendering set forth in this letter.

INVESTMENT OF TENDER PROCEEDS

        For any ESOP shares that are tendered and purchased by the Company, the Company will pay cash to the ESOP. The Trustee then will determine whether to reinvest in shares of the Company's stock or in alternative investments, being guided by the ESOP's terms and the trust agreement, and subject to the limitations of ERISA. At present, it is anticipated that the cash proceeds for any stock purchased in the Offer will be allocated to your ESOP Account and invested in certificates of deposit at Third Federal Savings Bank. Please be advised that to the extent that common stock is tendered and converted to cash, you will no longer be eligible to receive cash dividends paid on such ESOP shares sold and you will not participate in any appreciation or depreciation in the future market value of the common stock sold. Future allocations of common stock may be made to your participant Account in accordance with the terms of the ESOP.

        Individual participants in the ESOP will not receive any portion of the tender proceeds at this time. All such proceeds and the assets will remain in the ESOP and may be withdrawn only in accordance with the ESOP's terms. No gain or loss will be recognized by the ESOP or

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participants  in the ESOP for federal income tax purposes in connection with the tender or sale of shares held in the ESOP.

NO RECOMMENDATION

        THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MAKING OF THE OFFER. HOWEVER, NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, THE TRUSTEE, THE ESOP COMMITTEE, OR ANY OTHER PARTY MAKES ANY RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO TENDER SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO
REFRAIN FROM TENDERING SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER ALL, A PORTION OR NO SHARES AND AT WHAT PRICE, IF ANY.

CONFIDENTIALITY

        AS MENTIONED ABOVE, AMERICAN SECURITIES TRANSFER & TRUST, INC. HAS BEEN RETAINED TO HELP ASSURE THE CONFIDENTIALITY OF YOUR DECISION AS AN ESOP PARTICIPANT. YOUR DECISION WILL NOT BE DISCLOSED TO ANY DIRECTORS, OFFICERS, OR EMPLOYEES OF TF FINANCIAL CORPORATION OR THIRD FEDERAL SAVINGS BANK, EXCEPT FOR THE PURPOSE OF ALLOCATING PROCEEDS TO YOUR ESOP ACCOUNT IN THE EVENT THAT ALL OR A PORTION OF YOUR SHARES ARE SOLD.

FURTHER INFORMATION

         Although American Securities Transfer & Trust, Inc. also has no recommendation and cannot advise you what to do, its representatives are prepared to answer any question that you may have on the procedures involved in the Dutch Auction and your direction. American Securities Transfer & Trust, Inc. can also help you complete your Direction Form.


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         For this purpose, you may contact American Securities Transfer & Trust,
Inc. at the following toll-free number:

                   American Securities Transfer & Trust, Inc.
                                 (303) 234-5300

        Please consider this letter and the enclosed materials carefully and then return your Direction Form promptly.

                                   Sincerely,


                                   Trustees for the Third Federal Savings Bank
                                   Employee Stock Ownership Plan



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                           THIRD FEDERAL SAVINGS BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 DIRECTION FORM

               BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY
                       THE ACCOMPANYING OFFER TO PURCHASE

           See the Address Label on Reverse Side of This Form for the
                 Number of Shares Allocated to Your Plan Account

        In accordance with the TF Financial Corporation (the "Company") Offer to Purchase dated September 26, 1997, a copy of which I have received and read, I hereby direct the Plan's Trustee as follows (check only one box):

|_|     1.   To refrain from tendering and to hold all shares  allocated  to  my
             Account.

|_| 2. To tender shares allocated to my Account at the price or prices indicated below, except for any shares to be held as indicated on line D below:

------------------------------------------------------------------------------------------------------------------------------------
     Price      $22.500      $22.625      $22.750     $22.875   $23.000   $23.125    $23.250  $23.375   $23.500             Total
------------------------------------------------------------------------------------------------------------------------------------

A    Number
       Of
     Shares
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
     Price      $23.625      $23.750      $23.875     $24.000   $24.125   $24.250    $24.375  $24.500   $24.625    $24.750  Total
------------------------------------------------------------------------------------------------------------------------------------

B    Number
       Of
     Shares
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
     Price      $24.875      $25.000      $25.125     $25.250   $25.375    $25.500    $25.625 $25.750   $25.875    $26.000  Total
------------------------------------------------------------------------------------------------------------------------------------

C    Number
       Of
     Shares
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                            Total
------------------------------------------------------------------------------------------------------------------------------------

D    Shares
      To Be
      Held

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                            Total
------------------------------------------------------------------------------------------------------------------------------------

E     Total
      Shares
------------------------------------------------------------------------------------------------------------------------------------



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        Total the  number of shares in each of rows A, B and C and  insert  that total in the box at the end of each row. Show shares to be held in the box at the end of row D. Total the numbers in the end boxes of rows A to D and insert that total number in the end box of row E. The total in the box of row E must equal the number of shares allocated to your Account as shown on the address label on the reverse side of this form.

                                  INSTRUCTIONS

        Carefully complete the face portion of this Direction Form. Then insert today's date and sign your name in the spaces provided below. Enclose the form in the included postage prepaid envelope and mail it promptly. Your Direction Form must be received no later than 5:00 p.m., Eastern time, on Friday, October 24, 1997. Direction Forms that are not fully or properly completed, dated and signed, or that are received after the deadline, will not be processed, and the shares allocated to your Account will be held or tendered, and if tendered, at a price, as determined by the Trustee. Note that the Trustee also has the right to disregard any direction that it determines cannot be implemented without violation of applicable law.

        Neither the Company, its Board of Directors, the Trustee, the Committee, nor any other party makes any recommendation to participants as to whether to tender shares, the price at which to tender, or to refrain from tendering shares. Each participant must make his or her own decision on these matters.



Date:           , 1997                              ----------------------------
      ----------                                    Your Signature